UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of report: June 7, 2017
(Date of earliest event reported)

E*TRADE Financial Corporation
 (Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020 (Address of Principal Executive Offices and Zip Code)

(646) 521-4300
 (Registrant’s Telephone Number, including Area Code)

Not Applicable (Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                                          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	REGULATION FD DISCLOSURE

E*TRADE Financial Corporation (the “Company”) is presenting at the Sandler O’Neill Global Exchange and Brokerage Conference today. During the presentation, the Company will discuss its Daily Average Revenue Trades (DARTs) for the month of May. For May 2017, the Company reports DARTs of 211,500, an eight percent increase from April. Derivatives represented 32 percent of total DARTs in May, up from 31 percent in the prior month. The Company intends to issue its standard monthly activity report for May on or about June 14, 2017.

The information appearing in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            June 7, 2017

E*TRADE FINANCIAL CORPORATION

By:	/s/ Lori S. Sher
	Name:	Lori S. Sher
	Title:	Corporate Secretary